                                                                    Exhibit 99.1


                                                    REPUBLIC CONTACTS
                                 Media Inquiries:   Will Flower   (954) 769-6392
                              Investor Inquiries:   Tod Holmes    (954) 769-2387
                                                    Ed Lang       (954) 769-3591

                         REPUBLIC SERVICES, INC. REPORTS
                   SECOND QUARTER EARNINGS OF $0.36 PER SHARE
             o Company raises 2002 EPS and free cash flow guidance
             o Share repurchase program increased to $150 million

FORT LAUDERDALE, Fla., August 1, 2002...Republic Services, Inc. (NYSE: RSG) today reported net income of $61.0 million, or $0.36 per share, for the three months ended June 30, 2002, versus $58.1 million, or $0.34 per share, for the comparable period last year. Revenue increased 3.9 percent to $598.2 million from $576.0 million for the same period in 2001. Operating income for the three months ended June 30, 2002 was $116.3 million, compared to $111.8 million for the same quarter last year.

For the six months ended June 30, 2002, net income was $115.9 million, or $0.69 per share, versus $107.7 million, or $0.63 per share, for the comparable period last year. Revenue increased 3.5 percent to $1,150.1 million from $1,111.4 million for the same period in 2001. Operating income for the six months ended June 30, 2002 was $223.2 million compared to $210.7 million for the same period last year.

In the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, net income for the three and six months ended June 30, 2001 would have been $64.2 million, or $0.38 per share, and $119.8 million, or $0.70 per share, respectively.

"We continue to see improvements in our revenue base and cost structure as a result of the strategic initiatives we started in 2001," said James E. O'Connor, President and Chief Executive Officer of Republic Services, Inc. "In January we told investors that we would update our guidance as 2002 unfolds. Given the Company's operating performance thus far in 2002, I am pleased to announce that we are raising our full year 2002 EPS guidance to a range of $1.39 to $1.41" (previous EPS guidance was $1.37 to $1.39). "We are also raising our free cash flow guidance to $155 million" (previous free cash flow guidance was $147 million).

Republic Services, Inc.'s Board of Directors also approved an increase in the 2002 stock repurchase program from $125 million to $150 million. The program will be executed in a manner consistent with the Company's previous repurchases.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant, equipment, labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with, and future changes in, environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; and other factors contained in the Company's filings with the Securities and Exchange Commission.

                                       ###

                             REPUBLIC SERVICES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                       Three Months Ended June 30,            Six Months Ended June 30,
                                                       ---------------------------         -------------------------------
                                                          2002             2001               2002                2001
                                                       ---------         ---------         -----------         -----------
Revenue                                                $   598.2         $   576.0         $   1,150.1         $   1,111.4

Expenses:
  Cost of operations                                       371.5             354.5               713.5               684.2
  Depreciation, amortization and depletion                  49.4              53.9                93.8               104.2
  Selling, general and administrative                       61.0              55.8               119.6               112.3
                                                       ---------         ---------         -----------         -----------

Operating income                                           116.3             111.8               223.2               210.7

Interest expense, net                                      (18.2)            (18.8)              (36.7)              (39.0)
Other income (expense), net                                  0.3               0.7                 0.4                 2.0
                                                       ---------         ---------         -----------         -----------

Income before income taxes                                  98.4              93.7               186.9               173.7

Provision for income taxes                                  37.4              35.6                71.0                66.0
                                                       ---------         ---------         -----------         -----------

Net income                                             $    61.0         $    58.1         $     115.9         $     107.7
                                                       =========         =========         ===========         ===========



Reported basic and diluted earnings per share          $    0.36         $    0.34         $      0.69         $      0.63
                                                       =========         =========         ===========         ===========


Weighted average diluted common and common
  equivalent shares outstanding                            167.5             171.4               168.3               171.6
                                                       =========         =========         ===========         ===========



EBITDA                                                 $   165.7         $   165.7         $     317.0         $     314.9
                                                       =========         =========         ===========         ===========



Adjustments to net income and earnings per share as if SFAS 142 were adopted on January 1, 2001:


Reported net income                                    $    61.0         $    58.1         $     115.9         $     107.7
Goodwill amortization, net of tax                             --               6.1                  --                12.1
                                                       ---------         ---------         -----------         -----------

Adjusted net income                                    $    61.0         $    64.2         $     115.9         $     119.8
                                                       =========         =========         ===========         ===========



Reported basic and diluted earnings per share          $    0.36         $    0.34         $      0.69         $      0.63
Goodwill amortization, net of tax                             --              0.04                  --                0.07
                                                       ---------         ---------         -----------         -----------

Adjusted basic and diluted earnings per share          $    0.36         $    0.38         $      0.69         $      0.70
                                                       =========         =========         ===========         ===========


                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION


         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 2001. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the three months ended March 31, 2002.

CASH FLOW

         The following table reflects certain components of the Company's unaudited consolidated statements of cash flows for the three and six months ended June 30, 2002 and 2001 (in millions):


                                                  Three months ended             Six months ended
                                                        June 30,                     June 30,
                                                  ----------------------       -----------------------
                                                   2002          2001          2002            2001
                                                  -------       --------       --------       --------
Depreciation, amortization and depletion          $  48.1       $   42.5       $   90.2       $   81.8
   of property and equipment

Amortization of intangible assets                 $   1.3       $   11.4       $    3.6       $   22.4

Capital expenditures                              $ (67.6)      $  (76.4)      $ (105.2)      $ (115.7)


         The Company defines free cash flow as net income plus depreciation, amortization and depletion less capital expenditures plus net changes in assets and liabilities resulting from operating activities. This simple definition excludes certain commonly used elements of free cash flow such as deferred taxes and proceeds from the sale of equipment.

         During the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, amortization of intangible assets for the three and six months ended June 30, 2001 would have been $1.4 million and $2.8 million, respectively.

         Capital expenditures include $.6 million and $.7 million of capitalized interest for the three months ended June 30, 2002 and 2001, respectively, and $1.0 million and $1.1 million for the six months ended June 30, 2002 and 2001, respectively.

         As of June 30, 2002, accounts receivable were $246.0 million, net of allowance for doubtful accounts of $19.8 million, resulting in days sales outstanding of approximately 37 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

         During the six months ended June 30, 2002, the Company paid $92.7 million to repurchase 5,002,100 shares of its stock of which $46.2 million was paid during the three months ended June 30, 2002 to repurchase 2,317,800 shares of stock. As of June 30, 2002, the Company had repurchased 14,215,700 shares of its stock for $242.8 million and had $32.2 million remaining under its repurchase programs to fund stock repurchases.

         In July 2002, the Company's Board of Directors approved an increase in the 2002 stock repurchase program from $125.0 million to $150.0 million.

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three and six months ended June 30, 2002 and 2001 (in millions):


                                 Three months ended               Six months ended
                                       June 30,                       June 30,
                              -----------------------       ---------------------------
                                2002          2001             2002              2001
                              --------       --------       ----------       ----------
Collection:
    Residential               $  130.5       $  117.8       $    255.1       $    230.9
    Commercial                   174.6          172.2            345.7            340.8
    Industrial                   128.3          132.0            246.2            254.4
    Other                         13.6           11.7             25.7             23.0
                              --------       --------       ----------       ----------

    Total collection             447.0          433.7            872.7            849.1
                              --------       --------       ----------       ----------

 Transfer and disposal           221.6          200.7            408.7            375.9
 Less: Intercompany             (110.7)        (104.7)          (208.0)          (198.2)
                              --------       --------       ----------       ----------
    Transfer and
      disposal, net              110.9           96.0            200.7            177.7
  Other                           40.3           46.3             76.7             84.6
                              --------       --------       ----------       ----------
    Total revenue             $  598.2       $  576.0       $  1,150.1       $  1,111.4
                              ========       ========       ==========       ==========


         The following table reflects the Company's revenue growth for the three and six months ended June 30, 2002 and 2001:


                                     Three months ended              Six months ended
                                          June 30,                         June 30,
                                    --------------------            --------------------
                                    2002            2001            2002            2001
                                    ----            ----            ----            ----
Price                                1.7%             .4%            1.4%             .9%
Volume                               1.3             4.0              .7             3.0
                                     ---             ---             ---             ---
  Total internal growth              3.0             4.4             2.1             3.9
Acquisitions                          .9             3.6             1.4             3.5
                                     ---             ---             ---             ---
  Total revenue growth               3.9%            8.0%            3.5%            7.4%
                                     ===             ===             ===             ===


         Price growth for the three and six months ended June 30, 2002 was impacted by an increase in commodity prices. Excluding the positive effect of commodity prices, price growth was 1.3% for the three and six months ended June 30, 2002. In addition, non-core operations increased volume growth during the six months ended June 30, 2002. Non-core operations did not impact volume growth during the three months ended June 30, 2002. Excluding the positive impact of non-core operations, volume growth was .5% for the six months ended June 30, 2002. As such, adjusted internal growth for the three and six months ended June 30, 2002 was 2.6% and 1.8%, respectively.

         Price growth for the three and six months ended June 30, 2001 was impacted by declining commodity prices. Excluding the negative effect of commodity prices, price growth was 2.0% and 2.1% for the three and six months ended June 30, 2001, respectively. In addition, non-core operations increased volume growth during three months ended June 30, 2001. Excluding the positive impact of non-core operations, volume growth was 3.0% and 2.5% for the three and six months ended June 30, 2001, respectively. As such, adjusted internal growth for the three and six months ended June 30, 2001 was 5.0% and 4.6%, respectively.